EXHIBIT 99.1

VICON REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED JUNE 30, 2017

HAUPPAUGE, N.Y. - August 14, 2017 - Vicon Industries, Inc. (NYSE American: VII), a global producer video security solutions, today announced its financial results for its third fiscal quarter ended June 30, 2017.

Vicon’s CEO John Badke said, "The Company’s results for the quarter reflect decreased sales of our legacy product offerings in line with expectations. While the Company launched an initial version of its new Valerus video management system (VMS) platform in January 2017, its full impact on our sales is not expected until Valerus gains acceptance in the marketplace. We also recently released our first major Valerus software upgrade, which includes significant enhancements and added functions that should better enable us to compete in our traditional enterprise level system markets. The Company’s initial Valerus offering was targeted for the more competitive mainstream video market, which requires time to penetrate. Our enhanced offering will now allow us to better compete on larger project business through our more traditional sales channels. We are also scheduled to launch an entirely new and enhanced camera line in the next few months to further solidify our core product offerings. In preparation, we continue to ramp up our sales and marketing activities to promote and meet anticipated future demand for our new value added video system solutions. Our Valerus installed base has steadily grown since its January introduction, as its ease of use, openness and flexibility are starting to attract attention in the market. Our new release should bolster this momentum as it expands our enterprise level system capabilities.

The Company also has an aggressive software development roadmap for Valerus, which includes the release of a legacy VMS integration gateway scheduled for early fiscal 2018. Very few companies are able to launch an entirely new software platform that provides backward compatible control over a legacy system. We think it is important to provide a cost effective Valerus migration solution to our vast legacy VMS installed base.

As previously announced, the Company entered into an investment agreement with its secured lender to provide a $3 million investment commitment pursuant to a proposed shareholder rights offering. The Company recently filed a preliminary registration statement with the SEC in connection with the proposed offering. The proceeds of the offering would infuse needed operating capital into the Company.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The rights offering, which is expected to be launched following the effectiveness of the registration statement relating to the offering, will be made only by means of a prospectus.

Third Quarter Fiscal 2017 Financial Results

Revenues for the third quarter of fiscal 2017 decreased 23% to $7.4 million as compared to $9.5 million in the third quarter of fiscal 2016. The $2.1 million decrease in the current quarter included a $958,000, or 14%, decrease in sales in the Americas market and a $1.2 million, or 46%, decrease in EMEA market sales. Order intake for the current quarter decreased $2.0 million to $6.9 million as compared to $8.9 million in the third quarter of fiscal 2016. Revenues and order intake weakened across all market segments due principally to a continuing reliance on an uncompetitive legacy core product offering. While the Company launched an initial version of its new Valerus video management system platform in January 2017, its full market impact is not expected until Valerus gains acceptance in the marketplace.

Gross profit margins were 38.5% for the third quarter of fiscal 2017 as compared to 40.0% for the third quarter of fiscal 2016. Operating expenses for the third quarter of fiscal 2017 decreased $504,000 to $4.1 million compared with

$4.6 million in the third quarter of fiscal 2016 due to previous quarter selling, general and administrative cost reduction initiatives.

Net loss for the third quarter of fiscal 2017 was $1.4 million, or $.15 per basic and diluted share, as compared to a net loss of $843,000, or $.09 per basic and diluted share, in the third quarter of fiscal 2016.

About Vicon

Vicon Industries, Inc. (NYSE American: VII) is a global producer of video management systems and system components for use in security, surveillance, safety and communication applications by a broad range of end users. Vicon’s product line consists of various elements of a video system, including video management software, recorders and storage devices and capture devices (cameras). Headquartered in Hauppauge, New York, the Company also has offices in Yavne, Israel; the United Kingdom and San Juan Capistrano, California. More information about Vicon, its products and services is available at www.vicon-security.com.

Special Note Regarding Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our new product offerings and our proposed fundraising activities. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. These risks and uncertainties include, but are not limited to: our history of losses and negative cash flows; our need for additional financing; market acceptance of our products; our ability to manufacture and develop effective products and solutions; indebtedness to our secured lender; current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to maintain adequate levels of working capital; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our product offerings or to develop other new products and services; our ability to generate sales and profits from current product offerings; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NYSE American requirements that could result in a delisting of our common stock; and, other factors discussed under the heading "Risk Factors" contained in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 7, 2017. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Contact:
Vicon Investor Relations
Cindy Schneider
Tel: (631) 650-6201
Email: IR@vicon-security.com

-Financial Tables on Following Pages-

Table of Operations

Vicon Industries, Inc.
Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$7,382,000	$9,527,000	$19,991,000	$28,405,000
Gross profit	2,844,000	3,808,000	7,662,000	10,718,000

Operating expenses:
Selling, general and administrative expense	2,887,000	3,333,000	8,369,000	10,989,000
Engineering and development expense	1,235,000	1,293,000	3,664,000	3,951,000
Goodwill and intangible asset impairment	—	—	—	6,016,000
Total operating expenses	4,122,000	4,626,000	12,033,000	20,956,000

Operating loss	(1,278,000)	(818,000)	(4,371,000)	(10,238,000)

Gain on sale of building	—	—	—	785,000

Loss before income taxes	(1,397,000)	(843,000)	(4,603,000)	(9,478,000)
Income tax expense	—	—	—	—
Net loss	$(1,397,000)	$(843,000)	$(4,603,000)	$(9,478,000)

Loss per share:
Basic	$(.15)	$(.09)	$(.49)	$(1.01)
Diluted	$(.15)	$(.09)	$(.49)	$(1.01)

Shares used in computing loss per share:
Basic	9,348,000	9,344,000	9,348,000	9,339,000
Diluted	9,348,000	9,344,000	9,348,000	9,339,000